Exhibit 4.11

FIRST Supplemental Indenture

FIRST SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of December 29 2020, between PureCycle Technologies LLC, a Delaware limited liability (the “Company”) and U.S. Bank National Association, as trustee (in such capacity, the “Trustee”) and collateral agent under the Indenture referred to below (in such capacity, the “Collateral Agent”).

W I T N E S S E T H

WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (as amended or supplemented, the “Indenture”), dated as of October 7, 2020, providing for the initial issuance of an aggregate principal amount of $48,000,000 of 5.875% Convertible Senior Secured Notes due 2022 of the Company (the “Initial Secured Notes”);

WHEREAS, the issuance and delivery of an additional aggregate principal amount of $12,000,000 (the “Second Tranche Notes”) have been authorized by resolutions adopted by the Board of Directors of the Company;

WHEREAS, the Second Tranche Notes shall be Second Tranche Notes and Additional Notes as provided by Section 2.10 of the Indenture with the same terms as the Initial Secured Notes (except for differences in issue date, issue price and interest accrued, and the Second Tranche Notes will be subject to a Special Mandatory Redemption (as defined in the Indenture)); provided that the Second Tranche Notes will also have a separate CUSIP number;

WHEREAS, Section 10.01(m) of the Indenture provides, among other things, that the Company, the Guarantors, if any, the Trustee and the Collateral Agent may amend or supplement the Indenture Documents without the consent of any Holder to provide for the issuance of the Second Tranche Notes;

WHEREAS, the Company has complied with all applicable conditions precedent provided for in the Indenture related to the issuance of the Second Tranche Notes;

WHEREAS, the Initial Secured Notes and the Second Tranche Notes will be treated as a single class of Notes for all purposes under the Indenture (as supplemented by this Supplemental Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase); and

WHEREAS, the Company has requested that the Trustee and the Collateral Agent execute and deliver this Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Company, the Trustee and the Collateral Agent mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

1.                  CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture. Unless the context otherwise requires, the terms defined in this Supplemental Indenture have the meanings hereinafter set forth:

“Escrow Agent” has the meaning specified in Section 5(a) of this Supplemental Indenture.

“Escrow End Date” has the meaning specified in Section 5(a) of this Supplemental Indenture.

“Escrow Redemption Notice” has the meaning specified in Section 4(b) of this Supplemental Indenture.

“Special Mandatory Redemption” has the meaning specified in Section 4(a) of this Supplemental Indenture.

“Special Mandatory Redemption Date” has the meaning specified in Section 4(b) of this Supplemental Indenture.

“Special Mandatory Redemption Price” has the meaning specified in Section 4(c) of this Supplemental Indenture.

“Special Mandatory Redemption Triggering Event” has the meaning specified in Section 4(a) of this Supplemental Indenture.

2.                  TERMS OF THE SECOND TRANCHE NOTES.

a.	The aggregate principal amount of the Second Tranche Notes that may be authenticated and delivered under the Indenture, as amended hereby, will be $12,000,000.

b.	The Second Tranche Notes will be issuable in whole or in part in the form of one or more Global Securities. The depositary for such Global Securities shall be The Depository Trust Company.

c.	The Second Tranche Notes will have the other terms set forth in the form of global security attached hereto as Exhibit A.

d.	The Second Tranche Notes shall be considered Second Tranche Notes and Additional Notes issued pursuant to Section 2.10 of the Indenture with the same terms as the Initial Secured Notes (except for any differences in issue date, issue price and interest accrued, and the Second Tranche Notes shall be subject to a Special Mandatory Redemption); provided that such Second Tranche Notes shall have a separate CUSIP number.

3.                  FORM OF THE SECOND TRANCHE NOTES.

a.	In accordance with Section 2.10 of the Indenture, the Second Tranche Notes will be issued in the form of Global Note as follows: Certificate No. A-1 (CUSIP No. 74624R AC5 / ISIN No. US74624RAC51) in the aggregate principal amount of $12,000,000.

b.	The Second Tranche Notes shall be executed on behalf of the Company by an Officer and authenticated by the Trustee pursuant to Section 2.04 of the Indenture.

c.	The Trustee may conclusively rely on the applicable Company Order as to whether any Notes presented to the Trustee for authentication constitute the Second Tranche Notes.

4.                  SPECIAL MANDATORY REDEMPTION.

a.	The Second Tranche Notes shall be redeemed in whole and not in part (a “Special Mandatory Redemption”) in the event that the SPAC Transaction has not been consummated on or prior to May 15, 2021 (the “Special Mandatory Redemption Triggering Event”).

b.	Notice of the Special Mandatory Redemption (the “Escrow Redemption Notice”) will set forth the date fixed for the Special Mandatory Redemption, which date shall be no earlier than two Business Days after the date of the Escrow Redemption Notice and no later than the third Business Day after the Special Mandatory Redemption Triggering Event (the “Special Mandatory Redemption Date”). The Escrow Redemption Notice shall be provided by the Company to the Escrow Agent, the Trustee and to each registered Holder of the Second Tranche Notes at each of their registered address or email, at the Company’s discretion.

c.	Upon a Special Mandatory Redemption, the Company shall pay the sum of 100% of the aggregate principal amount of all, but not less than all, of the Second Tranche Notes to be redeemed plus, in each case, accrued and unpaid interest thereon from the date of issue, or from the most recent date to which interest has been paid or provided for, if any, to, but excluding, the Special Mandatory Redemption Date (the “Special Mandatory Redemption Price”).

d.	On and after the Special Mandatory Redemption Date, interest shall cease to accrue on the Second Tranche Notes unless the Company defaults in the payment of the Special Mandatory Redemption Price. On or before the Special Mandatory Redemption Date, the Company shall deposit with the Trustee or a paying agent, funds sufficient to pay the Special Mandatory Redemption Price to be redeemed on the Special Mandatory Redemption Date.

e.	Upon consummation of the SPAC Transaction on or before May 15, 2021, this Section 4 and the terms and conditions of the Special Mandatory Redemption shall cease to apply and shall have no continuing effect.

5.                  ESCROW PROVISIONS.

a.	Pursuant to Section 10.01(m) of the Indenture, the Company, the Trustee and U.S. Bank National Association, as escrow agent (the “Escrow Agent”) executed and delivered an Escrow Agreement, dated December 15, 2020, providing that the gross proceeds from the sale of the Second Tranche Notes shall be held in escrow until the earlier of (a) May 15, 2021 and (b) the date on which the Release Date (as defined in the Escrow Agreement) occurs (the “Escrow End Date”).

b.	Notwithstanding Article 14 of the Indenture, no Holder of the Second Tranche Notes shall have the right to convert any portion of the Second Tranche Notes into Common Stock prior to the Escrow End Date.

c.	Subject to the provisions of the Indenture Documents, by acceptance of the Second Tranche Notes, each Holder agrees that the Trustee shall, and the Trustee is authorized and directed to, enter into the Escrow Agreement and perform its duties thereunder in accordance with the terms thereof, binding such Holders to such terms to the extent performed in accordance therewith; provided, however, that notwithstanding anything to the contrary, the Company hereby agrees that the foregoing shall not be deemed a waiver of, and shall not be deemed to prohibit, limit or otherwise restrict the exercise of, any right or remedy that a Holder (or a beneficial owner of the Second Tranche Notes) may have under any other agreement entered into in connection with the foregoing.

6.                  DEFAULTS AND REMEDIES. Section 6.01 (“Events of Default”) of the Indenture shall be applicable to the Second Tranche Notes. In addition, each of the following shall be an “Event of Default” with respect to the Second Tranche Notes:

a.	a failure by the Company to comply in any material respect with any of its obligations under the Escrow Agreement;

b.	a default in the payment of the Special Mandatory Redemption Price when due and payable upon the Special Mandatory Redemption Date; and

c.	a failure by the Company to redeem the Second Tranche Notes at the Special Mandatory Redemption Date if, and when, required pursuant to Section 4 of this Supplemental Indenture.

7.                  EFFECTIVENESS. This Supplemental Indenture shall be effective upon execution by the parties hereto.

8.                  RECITALS. The recitals contained herein shall be taken as the statements of the Company and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity of this Supplemental Indenture.

9.                  NEW YORK LAW TO GOVERN. THIS SUPPLEMENTAL INDENTURE, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS SUPPLEMENTAL INDENTURE, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

10.               COUNTERPARTS. The parties hereto may sign any number of copies of this Supplemental Indenture (including by electronic transmission). Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or portable document format transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or portable document format shall be deemed to be their original signatures for all purposes.

11.                EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

12.               ACCEPTANCE BY THE TRUSTEE: Neither the Trustee nor the Collateral Agent assumes any responsibility for the correctness of the recitals contained herein, which shall be taken as the statements of the Company and the Trustee and the Collateral Agent shall not be responsible or accountable in any way whatsoever for or with respect to the validity, execution or sufficiency of this Supplemental Indenture and make no representation with respect thereto.

13.                SEVERABILITY. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.

14.                RATIFICATION OF INDENTURE; SUPPLEMENTAL INDENTURES PART OF INDENTURE. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

(signature pages follow)

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the day and year first above written.

PURECYCLE TECHNOLOGIES LLC

By:	/s/ Michael Otworth
Name: Michael Otworth
Title: Chief Executive Officer

U.S. BANK NATIONAL ASSOCIATION, as Trustee and Collateral Agent

By:	/s/ Michael McGuire
Name: Michael McGuire
Title: Vice President

EXHIBIT A

FACE OF NOTE

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREUNDER IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE SALE OF THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, PRIOR TO THE RESALE RESTRICTION TERMINATION DATE (AS DEFINED BELOW), THIS NOTE MAY NOT BE OFFERED, PLEDGED, RESOLD OR OTHERWISE TRANSFERRED, EXCEPT:

(A)       TO PURECYCLE TECHNOLOGIES LLC (THE “COMPANY”) OR ANY SUBSIDIARY THEREOF;

(B)        PURSUANT TO, AND IN ACCORDANCE WITH, A REGISTRATION STATEMENT THAT IS EFFECTIVE UNDER THE SECURITIES ACT AT THE TIME OF SUCH TRANSFER;

(C)        TO A PERSON THAT YOU REASONABLY BELIEVE TO BE (1) A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT OR (2) AN ACCREDITED INSTITUTIONAL INVESTOR, WITHIN THE MEANING OF CLAUSES (1), (2), (3), (7), (8), (9) AND (12) OF RULE 501(A) OF REGULATION D UNDER THE SECURITIES ACT; OR

(D)       UNDER ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (INCLUDING, IF AVAILABLE, THE EXEMPTION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT).

IN EACH CASE, IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

THE “RESALE RESTRICTION TERMINATION DATE” MEANS THE LATER OF (1) THE DATE THAT IS ONE YEAR AFTER THE LAST DATE OF ORIGINAL ISSUANCE OF THE NOTES, (2) THE EXPIRATION OF ANY APPLICABLE HOLDING PERIOD WITH RESPECT TO THE NOTES PURSUANT TO RULE 144 OR ANY SUCCESSOR PROVISION THERETO, AND (3) THE DATE ON WHICH THE NOTES CONSTITUTE “COVERED SECURITIES” UNDER SECTION 18 OF THE SECURITIES ACT.

WITH RESPECT TO ANY TRANSFER PURSUANT TO THE FOREGOING CLAUSE (C)(2) AND CLAUSE (D), THE COMPANY AND THE NOTE REGISTRAR SHALL BE ENTITLED TO REQUIRE THE DELIVERY OF SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS THEY MAY REASONABLY REQUIRE AND MAY RELY UPON FOR THE COMPANY TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS.

THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND ACCORDINGLY, SUCH SHARES MAY BE “RESTRICTED SECURITIES” THAT MAY NOT BE OFFERED, PLEDGED, RESOLD OR OTHERWISE TRANSFERRED EXCEPT TO THE ISSUER OF SUCH SECURITIES (OR ANY SUBSIDIARY THEREOF), PURSUANT TO, AND IN ACCORDANCE WITH, A REGISTRATION STATEMENT THAT IS EFFECTIVE UNDER THE SECURITIES ACT AT THE TIME OF SUCH TRANSFER, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PureCycle Technologies LLC

Convertible Senior Secured Note due 2022 (Second Tranche Notes)

No. A-1	Initially $12,000,000

CUSIP No. 74624R AC5

PureCycle Technologies LLC, a limited liability company duly organized and validly existing under the laws of the State of Delaware (the “Company,” which term includes any successor corporation or other entity under the Indenture referred to on the reverse hereof), for value received hereby promises to pay to CEDE & CO., or registered assigns, the principal sum as set forth in the “Schedule of Exchanges of Notes” attached hereto in accordance with the rules and procedures of the Depositary, which amount, shall not exceed $12,000,000, subject to any PIK Payments permitted by the Indenture that are made pursuant to Section 2.03(c)(i)(2) thereof, and except for (i) Notes authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of other Notes to the extent expressly permitted by the Indenture and (ii) Additional Notes issued in accordance with the terms of the Indenture, on October 15, 2022, subject to a six-month maturity extension at the Issuer’s option with respect to 50% of the then outstanding Notes (on a pro rata basis) pursuant to Section 2.11 of the Indenture, and interest thereon as set forth below.

This Note shall bear interest at the rate of 5.875% per year from December 29, 2020, or from the most recent date to which interest had been paid or provided for to, but excluding, the next scheduled Interest Payment Date until the Maturity Date.

Interest is payable monthly in arrears on each April 15 and October 15, commencing on April 15, 2021, to Holders of record at the close of business on the preceding April 1 and October 1 (whether or not such record date is a Business Day), respectively. Accrued interest on the Notes shall be computed on the basis of a 360-day year composed of twelve 30-day months or, in the case of a partial month, the actual number of days elapsed over a 30-day month and shall be compounded semi-annually.

Interest will be payable, at the election of the Company (made by delivering a notice to the Trustee prior to the beginning of the related Interest Period), (1) entirely in Cash Interest or (2) entirely in PIK Interest. In the absence of an interest payment election, interest on the Notes will be payable in PIK Interest. Notwithstanding anything to the contrary, the payment of accrued interest shall be made solely in cash, (A) in connection with any repurchase of Notes as described under Section 15.02 and Section 15.03 of the Indenture, (1) with respect to all Notes, if the related Fundamental Change Repurchase Date or Change of Control Repurchase Date, as applicable, is after a Regular Record Date and on or prior to the Scheduled Trading Day immediately following the date on which the corresponding interest payment is made or (2) solely with respect to the Notes to be repurchased, if the related Fundamental Change Repurchase Date or Change of Control Repurchase Date, as applicable, is on any other date, (B) with respect to all Notes, if any Notes are surrendered for conversion after the close of business on a Regular Record Date for the payment of interest and on or prior to the related Interest Payment Date, (C) with respect to all Second Tranche Notes pursuant to a Special Mandatory Redemption, and (D) on the final Interest Payment Date.

Following an increase in the principal amount of any outstanding Global Notes as a result of a PIK Payment, such Global Note will bear interest on such increased principal amount from and after the date of such PIK Payment. Any PIK Notes issued in certificated form will be dated as of the applicable Interest Payment Date and will bear interest from and after such date. All PIK Notes issued pursuant to a PIK Payment will be governed by, and subject to the terms, provisions and conditions of, the Indenture and shall have the same rights and benefits as the Notes issued on the Issue Date.

Any Defaulted Amounts shall accrue interest per annum at the rate borne by the Notes, subject to the enforceability thereof under applicable law, from, and including, the relevant payment date to, but excluding, the date on which such Defaulted Amounts shall have been paid by the Company, at its election, in accordance with Section 2.03(d) of the Indenture.

The Company shall pay the principal of and interest (other than PIK Interest) on this Note, if and so long as such Note is a Global Note, in immediately available funds to the Depositary or its nominee, as the case may be, as the registered Holder of such Note. As provided in and subject to the provisions of the Indenture, the Company shall pay the principal of any Notes (other than Notes that are Global Notes) at the office or agency designated by the Company for that purpose. The Company has initially designated the Trustee as its Paying Agent and Note Registrar in respect of the Notes and its agency in the continental United States of America as a place where Notes may be presented for payment or for registration of transfer and exchange.

At all times, PIK Interest on the Notes will be payable (x) with respect to Notes represented by one or more Global Notes registered in the name of, or held by, the Depositary or its nominee on the relevant Regular Record Date, by increasing the principal amount of the outstanding Global Note by an amount equal to the amount of PIK Interest for the applicable Interest Period (rounded to the nearest whole dollar, with amounts of $0.50 or more being rounded up), or by issuing a new Global Note, if required pursuant to the applicable procedures of the Depositary, in each case, as provided in writing by the Company to the Trustee, and the Trustee, at the written request of the Company, will record such increase in such Global Note and (y) with respect to Notes represented by Physical Notes, by issuing PIK Notes in certificated form in an aggregate principal amount equal to the amount of PIK Interest for the applicable Interest Period (rounded to the nearest whole dollar, with amounts of $0.50 or more being rounded up), and the Trustee will, at the written request of the Company in a Company Order, authenticate and deliver such PIK Notes in certificated form for original issuance to the Holders on the relevant Regular Record Date, as shown in the register of the Note Registrar.

Reference is made to the further provisions of this Note set forth on the reverse hereof, including, without limitation, provisions giving the Holder of this Note the right to convert this Note into shares of Common Stock on the terms and subject to the limitations set forth in the Indenture. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Note, and any claim, controversy or dispute arising under or related to this Note, shall be construed in accordance with and governed by the laws of the State of New York.

In the case of any conflict between this Note and the Indenture, the provisions of the Indenture shall control and govern.

This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed manually by the Trustee or a duly authorized authenticating agent under the Indenture.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed.

PURECYCLE TECHNOLOGIES LLC

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

U.S. BANK NATIONAL ASSOCIATION,
as Trustee, certifies that this is one of the Notes described in the within-named Indenture.

By:
Authorized Signatory

Dated:

REVERSE OF NOTE

PureCycle Technologies LLC
Convertible Senior Secured Note due 2022
(Second Tranche Notes)

This Note is one of a duly authorized issue of Second Tranche Notes of the Company, designated as its Convertible Senior Secured Notes due 2022 (the “Notes”), in the aggregate principal amount of $12,000,000, subject to any PIK Payments permitted by the Indenture that are made pursuant to Section 2.03(c)(i)(2) thereof, and except for (i) Notes authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of other Notes to the extent expressly permitted by the Indenture and (ii) Additional Notes issued in accordance with the terms of the Indenture, all issued or to be issued under and pursuant to an Indenture dated as of October 7, 2020, as supplemented by the First Supplemental Indenture dated as of December 29 2020 (the “Supplemental Indenture” and, as so supplemented and together, the “Indenture”), between the Company and U.S. Bank National Association, a national banking association, as trustee (the “Trustee”) and collateral agent (the “Collateral Agent”), to which the Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Notes. Additional Notes may be issued subject to certain conditions specified in the Indenture. Capitalized terms used in this Note and not defined in this Note shall have the respective meanings set forth in the Indenture.

In case certain Events of Default shall have occurred and be continuing, the principal of, and interest on, all Notes may be declared, by either the Trustee or Holders of at least 25% in aggregate principal amount of Notes then outstanding, and upon said declaration shall become, due and payable, in the manner, with the effect and subject to the conditions and certain exceptions set forth in the Indenture.

Subject to the terms and conditions of the Indenture, the Company will make all payments and deliveries in respect of the Fundamental Change Repurchase Price or Change of Control Repurchase Price on the Fundamental Change Repurchase Date or the Change of Control Repurchase Date, as applicable, and the principal amount on the Maturity Date, as the case may be, to the Holder who surrenders a Note to a Paying Agent to collect such payments in respect of the Note. The Company will pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts.

The Indenture contains provisions permitting the Company and the Trustee and the Collateral Agent in certain circumstances, without the consent of the Holders of the Notes, and in certain other circumstances, with the consent of the Holders of not less than the Minimum Principal Amount of the Notes at the time outstanding, evidenced as in the Indenture provided, to execute supplemental indentures modifying the terms of the Indenture and the Notes as described therein. It is also provided in the Indenture that, subject to certain exceptions, the Holders of the Minimum Principal Amount of the Notes at the time outstanding may on behalf of the Holders of all of the Notes waive any past Default or Event of Default under the Indenture and its consequences.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay or deliver, as the case may be, the principal of, accrued and unpaid interest on, and the consideration due upon conversion of, this Note at the place, at the respective times, at the rate and in the lawful money or shares of Common Stock, as the case may be, herein prescribed.

The Notes are issuable in registered form without coupons in denominations of $1,000 principal amount and integral multiples thereof; provided that after a PIK Payment, the Notes shall be in minimum denominations of $1.00 and any integral multiple of $1.00 in excess thereof. At the office or agency of the Company referred to on the face hereof, and in the manner and subject to the limitations provided in the Indenture, Notes may be exchanged for a like aggregate principal amount of Notes of other authorized denominations, without payment of any service charge but, if required by the Company or Trustee, with payment of a sum sufficient to cover any documentary, stamp or similar issue or transfer tax or similar governmental charge that may be imposed in connection therewith as a result of the name of the Holder of the new Notes issued upon such exchange of Notes being different from the name of the Holder of the old Notes surrendered for such exchange.

The Notes may not be redeemed and are not subject to any sinking fund; provided, however, that if a Special Mandatory Redemption Triggering Event occurs, the Company shall redeem all of the Second Tranche Notes in accordance with the provisions of Section 4 of the Supplemental Indenture.

On or after a Qualified Public Company Event or Other Listing Event, and upon the occurrence of a Fundamental Change, the Holder has the right, at such Holder’s option and subject to the provisions of the Indenture, to require the Company to repurchase for cash all of such Holder’s Notes or any portion thereof (in principal amounts of $1,000 (or, if a PIK Payment has been made, in principal amounts of $1.00) or integral multiples thereof) on the Fundamental Change Repurchase Date at a price equal to the Fundamental Change Repurchase Price.

If a Change of Control occurs at any time prior to the Qualified Public Company Event, the Holder has the right, at such Holder’s option and subject to the provisions of the Indenture, to require the Company to repurchase for cash all of such Holder’s Notes or any portion thereof (in principal amounts of $1,000 (or, if a PIK Payment has been made, in principal amounts of $1.00) or integral multiples thereof) on the Change of Control Repurchase Date at a price equal to the Change of Control Repurchase Price.

The Notes are convertible into Common Stock in accordance with the terms of the Indenture.

The payment of the principal of, premium, if any, and interest, if any, on the Notes, is unconditionally guaranteed, jointly and severally, by the Guarantors, if any, to the extent set forth in and subject to the provisions of the Indenture.

The Obligations of the Company and the Guarantors, if any, under the Notes and the Note Guarantees, if any, are secured by Liens on the Collateral pursuant to the terms of the Security Documents.

ABBREVIATIONS

The following abbreviations, when used in the inscription of the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM = as tenants in common

UNIF GIFT MIN ACT = Uniform Gifts to Minors Act

CUST = Custodian

TEN ENT = as tenants by the entireties

JT TEN = joint tenants with right of survivorship and not as tenants in common

Additional abbreviations may also be used though not in the above list.

SCHEDULE OF EXCHANGES OF NOTES

PureCycle Technologies LLC
Convertible Senior Secured Notes due 2022
(Second Tranche Notes)

The initial principal amount of this Global Note is TWELVE MILLION DOLLARS ($12,000,000). The following increases or decreases in this Global Note have been made:

Date of exchange	Amount of decrease in principal amount of this Global Note	Amount of increase in principal amount of this Global Note	Principal amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Custodian

FORM OF NOTICE OF CONVERSION

PureCycle Technologies LLC
Convertible Senior Secured Notes due 2022

To:	PureCycle Technologies LLC 5950 Hazeltine National Drive, Suite 650 Orlando, FL 32822

U.S. BANK NATIONAL ASSOCIATION
Denver Tower
950 17th Street
Denver, CO 80202
Attention: PureCycle Technologies LLC Convertible Senior Secured Notes due 2022 (Second Tranche Notes)

The undersigned registered owner of this Note hereby exercises the option to convert this Note, or the portion hereof (that is $1,000 principal amount (or if a PIK Payment has been made, $1.00 principal amount) or an integral multiple thereof) below designated pursuant to:

Section 14.02,

in accordance with the terms of the Indenture referred to in this Note, and directs that any cash payable and any shares of Common Stock issuable and deliverable upon such conversion, together with any cash for any fractional share, and any Notes representing any unconverted principal amount hereof, be issued and delivered to the registered Holder hereof unless a different name has been indicated below. If any shares of Common Stock or Preferred Stock, as the case may be, or any portion of this Note not converted are to be issued in the name of a Person other than the undersigned, the undersigned will pay all documentary, stamp or similar issue or transfer taxes, if any in accordance with Section 14.03(d) and Section 14.03(e) of the Indenture. Any amount required to be paid to the undersigned on account of interest accompanies this Note.

The undersigned Holder represents and warrants that the Notes delivered for conversion represents:

[__]       At least the Minimum Conversion Amount; or

[__]       If less than the Minimum Conversion Amount, all of the Notes held at such time by such Holder.

Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture.

Dated:

Signature(s)

Signature Guarantee

Signature(s) must be guaranteed

by an eligible Guarantor Institution

(banks, stock brokers, savings and
loan associations and credit unions)
with membership in an approved
signature guarantee medallion program
pursuant to Securities and Exchange
Commission Rule 17Ad-15 if shares
of Common Stock are to be issued, or
Notes are to be delivered, other than
to and in the name of the registered holder.

Fill in for registration of shares if to be issued, and Notes if to be delivered, other than to and in the name of the registered holder:

(Name)

(Street Address)

(City, State and Zip Code)
Please print name and address

Principal amount to be converted (if less than all): $______,000

NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

Social Security or Other Taxpayer Identification Number

FORM OF FUNDAMENTAL CHANGE REPURCHASE NOTICE

PureCycle Technologies LLC
Convertible Senior Secured Notes due 2022

To:	PureCycle Technologies LLC 5950 Hazeltine National Drive, Suite 650 Orlando, FL 32822

U.S. BANK NATIONAL ASSOCIATION
Denver Tower
950 17th Street
Denver, CO 80202
Attention: PureCycle Technologies LLC Convertible Senior Secured Notes due 2022 (Second Tranche Notes)

The undersigned registered owner of this Note hereby acknowledges receipt of a notice from PureCycle Technologies LLC (the “Company”) as to the occurrence of a Fundamental Change with respect to the Company and specifying the Fundamental Change Repurchase Date and requests and instructs the Company to pay to the registered holder hereof in accordance with Section 15.02 of the Indenture referred to in this Note (1) the entire principal amount of this Note, or the portion thereof (that is $1,000 principal amount (or if a PIK Payment has been made, $1.00 principal amount) or an integral multiple thereof) below designated, and (2) if such Fundamental Change Repurchase Date does not fall during the period after a Regular Record Date and on or prior to the Scheduled Trading Day immediately following the corresponding Interest Payment Date, accrued and unpaid interest, if any, thereon to, but excluding, such Fundamental Change Repurchase Date. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture.

In the case of Physical Notes, the certificate numbers of the Notes to be repurchased are as set forth below:

Dated:

Signature(s)

Social Security or Other Taxpayer Identification Number

Principal amount to be repaid (if less than all):
$______,000

NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

FORM OF CHANGE OF CONTROL REPURCHASE NOTICE

PureCycle Technologies LLC
Convertible Senior Secured Notes due 2022

To:	PureCycle Technologies LLC 5950 Hazeltine National Drive, Suite 650 Orlando, FL 32822

U.S. BANK NATIONAL ASSOCIATION
Denver Tower
950 17th Street
Denver, CO 80202
Attention: PureCycle Technologies LLC Convertible Senior Secured Notes due 2022 (Second Tranche Notes)

The undersigned registered owner of this Note hereby acknowledges receipt of a notice from PureCycle Technologies LLC (the “Company”) as to the occurrence of a Change of Control with respect to the Company and specifying the Change of Control Repurchase Date and requests and instructs the Company to pay to the registered holder hereof in accordance with Section 15.03 of the Indenture referred to in this Note (1) the entire principal amount of this Note, or the portion thereof (that is $1,000 principal amount (or if a PIK Payment has been made, $1.00 principal amount) or an integral multiple thereof) below designated, and (2) if such Change of Control Repurchase Date does not fall during the period after a Regular Record Date and on or prior to the Scheduled Trading Day immediately following the corresponding Interest Payment Date, accrued and unpaid interest, if any, thereon to, but excluding, such Change of Control Repurchase Date. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture.

In the case of Physical Notes, the certificate numbers of the Notes to be repurchased are as set forth below:

Dated:

Signature(s)

Social Security or Other Taxpayer Identification Number

Principal amount to be repaid (if less than all):
$______,000

NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

FORM OF ASSIGNMENT AND TRANSFER

PureCycle Technologies LLC

Convertible Senior Secured Notes due 2022
(Second Tranche Notes)

For value received ____________________________ hereby sell(s), assign(s) and transfer(s) unto _________________ (Please insert social security or Taxpayer Identification Number of assignee) the within Note, and hereby irrevocably constitutes and appoints _____________________ attorney to transfer the said Note on the books of the Company, with full power of substitution in the premises.

In connection with any transfer of the within Note occurring prior to the Resale Restriction Termination Date, as defined in the Indenture governing such Note, the undersigned confirms that such Note is being transferred:

•	To PureCycle Technologies LLC or a Subsidiary thereof; or

•	Pursuant to, and in accordance with, a registration statement that is effective under the Securities Act at the time of such transfer; or

•	To a person that the undersigned reasonably believes to be a qualified institutional buyer in compliance with Rule 144A under the Securities Act of 1933, as amended, or to a person that the undersigned reasonably believes to be an accredited investor, within the meaning of clauses (1), (2), (3), (7), (8), (9) and (12) of Rule 501(A) of Regulation D under the Securities Act; or

•	Pursuant to any other available exemption from the registration requirements of the Securities Act of 1933, as amended (including, if available, the exemption provided by Rule 144 under the Securities Act of 1933, as amended).

Dated:

Signature(s)

Signature Guarantee

Signature(s) must be guaranteed by an
eligible Guarantor Institution (banks, stock
brokers, savings and loan associations and
credit unions) with membership in an approved
signature guarantee medallion program pursuant
to Securities and Exchange Commission
Rule 17Ad-15 if Notes are to be delivered, other
than to and in the name of the registered holder.

NOTICE: The signature on the assignment must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.